UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (earliest event reported): March 21, 2015

BELMOND LTD.
(Exact name of registrant as specified in its charter)

Bermuda
(State or other jurisdiction of incorporation)

001-16017	98-0223493
(Commission file number)	(I.R.S. Employer Identification No.)

22 Victoria Street
Hamilton HM 12, Bermuda
(Address of principal executive offices) (Zip Code)

(441) 295-2244
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.    Results of Operations and Financial Condition

The information contained in this Current Report is furnished to the Commission under Item 2.02 (Results of Operations and Financial Condition). In accordance with General Instruction B.2 of Form 8-K, the information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in the filing. The registrant is a foreign private issuer and, therefore, is exempt from Regulation FD.

On March 21, 2015, the Board of Directors of Belmond Ltd. (the "Company") authorized a share repurchase program that enables the Company to purchase up to $75.0 million of its class A common stock. The Company intends to pay for shares repurchased using available cash and net cash proceeds generated from potential future asset sales. The amount and timing of the Company's purchases are subject to market conditions, applicable law, the Company's existing corporate credit agreement and other factors deemed relevant in the Company's discretion. Shares may be purchased in the open market or in privately negotiated transactions.

The news release announcing the Company's share repurchase program is attached as an exhibit to this Current Report and incorporated herein by reference.

ITEM 9.01.    Financial Statements and Exhibits

(d)        Exhibits

99	News release of Belmond Ltd. dated March 23, 2015, being furnished to the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BELMOND LTD.

By:    /s/ Martin O'Grady
Name: Martin O'Grady
Title: Chief Financial Officer

Date: March 23, 2015

EXHIBIT INDEX

Exhibit Number	Description

99	News release of Belmond Ltd. dated March 23, 2015, being furnished to the Commission.

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